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                                                                 Exhibit 10.8(i)

                      CONSULTING AND EMPLOYMENT AGREEMENT

         THIS CONSULTING AND EMPLOYMENT AGREEMENT ("Agreement"), made and entered into effective as of the 2nd day of January, 1995, by and between John
R. Gibbs ("Gibbs") and Interactive Intelligence, Inc. ("Company"), an Indiana corporation.

                                  WITNESSETH:

         WHEREAS, Gibbs possesses certain skills which the Company wishes to utilize in its business, and Gibbs wishes to provide certain services to the Company upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Gibbs is a co-founder of the Company with Dr. Donald E. Brown and has assisted with the Company since October, 1994.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt, legal adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. CONSULTING AND EMPLOYMENT. The Company engages Gibbs to serve the Company, and Gibbs agrees to serve the Company, as a consultant to provide the services described herein and as an employee in such capacities as the Board of Directors of the Company may, from time to time, determine, upon the terms and conditions hereinafter set forth.

         SECTION 2. TERM; RENEWAL. (a) The term of Gibbs' service as a consultant shall commence effective as of January 2, 1995 and end on June 30, 1995.

         (b) The term of Gibbs' employment under this Agreement shall be for an initial term of one (1) year and six (6) months commencing on July 1, 1995 and ending on December 31, 1996. This Agreement shall automatically renew for successive one (1) year terms, on the same terms set forth herein, unless either the Company or Gibbs gives written notice to the other, at least thirty (30) days prior to the expiration of the initial term or any renewal term, that the term will not renew.

         SECTION 3. TITLE, SERVICES AND DUTIES. (a) During his service as a consultant, Gibbs shall provide advice and consultation with respect to the administrative operations and management of the Company for at least twenty (20) hours per week at such times and locations as may be mutually agreed upon by the Company and Gibbs. The Company may, but shall not be obligated to, provide office facilities and support services to Gibbs during his service as a consultant. Gibbs represents that he has adequate facilities and support services to fulfill his consulting duties under this Agreement.

         (b) During his term of employment hereunder, Gibbs shall serve as Executive Vice President of Administration and Corporate Development and shall perform duties and responsibilities normally associated with such a position in the Company's industry including the


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administrative and corporate affairs management of the Company, and such other duties that may be delegated to him by the CEO or the Company's Board of Directors. During such employment Gibbs shall devote substantially all of his business time, attention, energy and skill to the business of the Company and shall perform such services in a faithful and diligent manner at the direction of the CEO and of the Company's Board of Directors. During Gibbs' employment, the Company shall provide Gibbs with such office facilities and support service as the Company determines in its business judgment to be appropriate for Gibbs to perform his duties and responsibilities hereunder.

         SECTION 4. CONSULTING FEE. (a) Commencing on January 2, 1995 and ending on June 30, 1995, the Company shall pay Gibbs a monthly consulting fee of Two Thousand Five Hundred and No/100 Dollars ($2,500.00). Payment of such monthly consulting fee shall occur on the last day of each applicable month during such time period. Gibbs shall be responsible for payment of all applicable local, state and federal withholding taxes on any consulting fees paid hereunder.

         (b) The Company also agrees to reimburse Gibbs for reasonable and customary expenses incurred by him in the performance of his consulting services hereunder, up to a maximum of Five Hundred and No/100 Dollars ($500.00) per month, subject to submission of such receipts or other verification as the Company may reasonably require. Any expense amount in excess of Five Hundred and No/100 Dollars ($5 00.00) per month shall have the prior approval of the CEO.

         SECTION 5. COMPENSATION AS EMPLOYEE. Commencing on July 1, 1995, and at all times thereafter during the initial term or any renewal term of this Agreement, the Company shall pay Gibbs an annual salary of Sixty Thousand Dollars ($60,000.00) payable at the usual payroll payment dates of the Company. All amounts paid hereunder by Company to Gibbs shall be subject to all applicable local, state and federal withholding taxes. The Company may increase the salary set forth herein from time to time, in its sole discretion, but may not decrease it below the amount set forth without the consent of Gibbs. The Company in its discretion may also pay Gibbs bonuses from time to time in such amounts and upon such terms as the Company determines is appropriate.

         SECTION 6. STOCK OPTIONS. The Company agrees to grant to Gibbs incentive stock options to purchase up to one hundred eleven thousand one hundred eleven (111,111) shares of its common stock to be exercised upon and subject to the terms and conditions of an Incentive Stock Option Plan to be adopted by the Company, and such other terms and conditions as Gibbs and the Company may agree. The Company in its discretion may also grant to Gibbs additional options from time to time in such amounts and upon such terms as the Company determines to be appropriate.

         SECTION 7. TERMINATION AND SEVERANCE PAYMENTS. (a) In the event the consulting services of Gibbs are terminated for any reason, the Company will pay Gibbs his consulting fee through the effective date of termination.

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         (b) In the event that the employment of Gibbs is terminated for cause or in the event that Gibbs resigns his employment with the Company, Gibbs shall be paid any salary and any other benefits which have then accrued and to which he is entitled to at such time through the effective date of such termination. However, in such event, Gibbs shall not be entitled to any severance compensation.

         (c) In the event that the employment of Gibbs is terminated by the Company for any reason other than for cause, in addition to receiving all accrued salary and benefits to which Gibbs is entitled to at such time, the Company further agrees to pay Gibbs as severance pay three (3) month's salary (as in effect at such time) for an additional three (3) months from the date of termination, with payments to be made on the Company's usual payroll payment dates.

         (d) All amounts paid under subsections (b) or (c) shall be subject to all applicable local, state or federal withholding taxes, if any.

         SECTION 8. EMPLOYEE BENEFITS. During the term of Gibbs' employment hereunder:

         (a) Gibbs shall be covered by any life, health, hospitalization or any other insurance program, or any other pension or benefit plan which the Company may from time to time provide or make available to the Company's employees or its senior management and for which Gibbs is eligible and qualified; provided that if the inclusion of Gibbs under any such program or plan causes or would cause either such program or plan to be terminated or the Company to incur a materially disproportionate additional cost, the Company may elect to provide benefits of a substantially similar nature which avoids such adverse effects. The Company acknowledges that it is obligated to provide these benefits in any event.


         (b) Gibbs shall be entitled to four (4) weeks of vacation each year, during which time his compensation shall be paid in full. Any unused vacation shall lapse at the end of each calendar year and Gibbs shall have no right to any additional compensation for unused vacation; provided that if because of the Company's requirements, the Company does not approve Gibbs' requested vacation schedule and thus prevents Gibbs from fully utilizing all of Gibbs'vacation in the year earned, the Company and Gibbs shall in good faith make arrangements for either the carryover of such unused vacation to, the next calendar year or such other arrangements as are mutually satisfactory.

         (c) Gibbs shall be entitled to reimbursement for reasonable expenses incurred on behalf of the Company according to and in compliance with such reimbursement policies as the Company adopts from time to time.

         SECTION 9. COVENANT NOT TO COMPETE. (a) During Gibbs'service hereunder as either a consultant or an employee and for a period of twelve (12) months thereafter, regardless of the reason or method of termination, Gibbs will not, directly or indirectly:

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                  (i)      solicit in any manner, seek to obtain, or service the
                           business of any customer of the Company, other than for the Company, in connection with any transactions, business plan, project or endeavor which would have an adverse affect upon the Company or upon the Company's relations with such customer;

                  (ii) become an owner of any business, if such business competes with the Company;

                  (iii) become employed by or serve as an agent, independent contractor or representative of any business which competes with the Company; or

                  (iv) solicit the employment of any Employee of the Company, or encourage any Employee to terminate his or her employment with the Company.



         (b) For purposes of this Agreement, a "customer" shall be deemed to be any person, business, partnership, proprietorship, firm, organization or corporation which has done business with the Company or which has been solicited or serviced in any manner, directly or indirectly, by the Company within eighteen (18) months prior to the date of the termination of Gibbs and the phrase "service the business of any customer" means the development, modification, enhancement or improvement of any product or service offered by the Company or which is reasonably related to the products or services offered by the Company. Gibbs hereby acknowledges that, by virtue of his position and access to information whether as a consultant or as an employee, he will have advantageous familiarity and personal contacts with the Company's customers, wherever located and that the restrictions contemplated hereby are reasonable for the protection of the Company's goodwill and customer base, and the Company's efforts in the development of such customers.

         (c) If Gibbs does not comply with the provisions of this Section 9, the twelve (12) month period of non-competition provided herein shall be tolled and deemed not to run during any period(s) of noncompliance, the intention of the parties being to provide twelve (12) full months of non-competition by Gibbs after the termination or expiration of this Agreement.

         SECTION 10. COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION. (a) The term "Confidential Information" as used herein shall mean any and all customer lists, trade secrets and information, know-how, skills, knowledge, ideas, knowledge of customer's commercial requirements, pricing methods, sales and marketing techniques, dealer relationships and agreements, financial information, intellectual property, codes, research, development, research and development programs, processes, documentation, or devices used in or pertaining to the Company's business (i) which relate in any way to the Company's business, products or processes; or (ii) which are discovered, conceived, developed or reduced to practice by Gibbs,

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either alone or with others either (x) during the term of this Agreement; or (y)
at the Company's expense; or (z) on the Company's premises.

         (b) During the course of his services hereunder, whether as a consultant or an employee, Gibbs may become knowledgeable about, or become in possession of, Confidential Information. If such Confidential Information were to be divulged or become known to any competitor of the Company or to any other person outside the employ of the Company, or if Gibbs were to consent to be employed by any competitor of the Company or to engage in competition with the Company, the Company would be harmed. In addition, Gibbs has or may develop relationships with the Company's customers which could be used to solicit the business of such customers away from the Company. The parties have entered into this Agreement to guard against such potential harm.

         (c) Gibbs shall not, directly or indirectly, use any Confidential Information for any purpose other than the benefit of the Company or communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except other employees or agents of the Company as required in the normal course of Gibbs' service as a consultant or as an employee. The covenant contained in this
Section 10 shall be binding upon Gibbs during the term of this Agreement and following the termination hereof, or the shorter of the period until either (i) until such Confidential Information becomes obsolete; or (ii) until such Confidential Information becomes generally known in the Company's trade or industry by means other than a breach of this covenant.

         (d) Gibbs agrees that all Confidential Information and all records, documents and materials relating to all of such Confidential Information, shall be and remain the sole and exclusive property of the Company.

         SECTION 11. REMEDIES. (a) Gibbs agrees that the Company will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any breach by Gibbs of any provision of Sections 9 or 10 hereof. Accordingly, in the event of a breach or of a threatened or attempted breach by Gibbs of Sections 9 or 10 hereof, in addition to all other remedies to which the Company is entitled under law, in equity, or otherwise, the Company shall be entitled to a temporary restraining order and permanent injunction (without the necessity of showing any actual damage) or a decree of specific performance of the provisions of Sections 9 or 10 hereof and no bond or other security shall be required in that connection. The Company shall be entitled to recover from Gibbs, reasonable attorneys' fees and expenses incurred in any action wherein the Company successfully enforces the provisions of Sections 9 or 10 hereof against the breach or threatened breach of those provisions by Gibbs.



         (b) Gibbs acknowledges and agrees that in the event of termination of this Agreement for any reason whatsoever, Gibbs can obtain other engagements or employment of a kind and nature similar to that contemplated herein and that the issuance of an in unction to enforce the provisions of Sections 9 or 10 hereof will not prevent him from earning a livelihood.

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         (c) The covenants on the part of Gibbs contained in Sections 9 or 10 hereof are essential terms and conditions to the Company entering into this Agreement, and shall be construed as independent of any other provision in this Agreement. The existence of any claim or cause of action Gibbs has against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

         SECTION 12. INVENTIONS. (a) Gibbs shall disclose fully to the Company all inventions conceived or discovered by him, whether solely or jointly with others during the term of this Agreement. Such inventions shall belong solely to the Company and shall not belong to Gibbs. During the term of this Agreement, Gibbs shall assign to the Company, exclusively and free from any royalty obligation or any other legal or equitable title or right of Gibbs, all such inventions referred to above and all patents, trademarks, copyrights, and maskworks, and any and all applications and rights pertaining thereto on a worldwide basis. Gibbs shall assist the Company, during and subsequent to the term hereof, employment, in every proper way, as reasonably requested by the Company to fully vest such inventions in the Company for its benefit and enjoyment, including, but not in limitation thereof, the execution and delivery of applications for the registration of one or more intellectual property rights and assignments of the same as may be deemed necessary or desirable by the Company. The judgment of the Company with respect to the registrability of any particular item of intellectual property shall be final and conclusive.

         (b) Any improvements made upon such inventions by Gibbs subsequent to the term hereof shall be presumed to have been developed during the term hereof and by and for the benefit of the Company and accordingly shall be the property of the Company.

         (c) Gibbs agrees to execute such other standard forms relating to the invention or development of inventions and other intellectual properties as the Company may require of its consultants and Gibbs generally.

         (d) Prior inventions of Gibbs, if any, as listed on Exhibit B attached hereto, are excluded from the scope of this Agreement.

         SECTION 13. SURRENDER OF RECORDS. Upon termination of Gibbs' consulting services or employment for any reason, Gibbs shall immediately surrender to the Company any and all records, notes, documents, forms, manuals, photographs, instructions, lists, drawings, blueprints, programs, diagrams or other written or printed material (including any and all copies made at any time whatsoever) in his possession or control which pertain to the business of the Company; provided that Gibbs may retain a copy of personal time-logs, telephone logs, and address records prepared by him during the term of this Agreement, personal notes and other tangible materials which are not "Confidential Information" within the scope of the covenant contained in Section 10 hereof. Gibbs acknowledges that the retention of such materials shall not modify or diminish in any regard any limits on the use thereof imposed by the covenants contained in Sections 9 and 10 hereof.

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         SECTION 14. TERMINATION. (a) The term of Gibbs' service as a consultant may be terminated at will by either the Company or Gibbs with at least ten (10) days prior written notice by the terminating party delivered to the other.

         (b) During the initial term or any such renewal term, the employment of Gibbs may be terminated at will for any reason by either the Company or Gibbs, with at least thirty (30) days prior written notice by the terminating party delivered to the other setting forth whether such termination was for cause or without cause to determine whether Gibbs is entitled to any severance payment pursuant to Section 7 above.

         (c) Notwithstanding the foregoing, this Agreement shall be terminated immediately, without any notice or waiting period, upon Gibbs' death.

         (d) This Agreement may be terminated at any time by mutual agreement of the parties.

         SECTION 15. PARTIES BOUND. All provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

         SECTION 16. EFFECT AND MODIFICATION. This Agreement comprises the entire agreement between the parties with respect to the subject matter hereof and supersedes all other earlier agreements relating to the subject matter hereof. No statement or promise, except as herein set forth, has been made with respect to the subject matter of this Agreement. No modification or amendment hereof shall be effective unless in writing and signed by Gibbs and an officer of the Company (other than Gibbs).

         SECTION 17. NON-WAIVER. The Company's or Gibbs' failure or refusal to enforce all or any part of, or the Company's or Gibbs' waiver of any breach of this Agreement, shall not be a waiver of the Company's or Gibbs' continuing or subsequent rights under this Agreement, nor shall such failure or refusal or waiver have any affect on the subsequent enforceability of this Agreement.

         SECTION 18. NON-ASSIGN ABILITY. This Agreement contemplates that Gibbs will personally provide the services described herein, and accordingly, Gibbs may not assign his rights or obligations hereunder, whether by operation of law or otherwise, in whole or in part, without the prior written consent of the Company.

         SECTION 19. NOTICE. Any notice, request, instruction or other document to be given hereunder to any party shall be in writing and delivered by hand, telegram, registered or certified United States mail return receipt requested, or other form of receipted delivery, with all expenses of delivery prepaid, as follows:

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         If to Gibbs:               John R. Gibbs
                                    1800 Summerlakes Court
                                    Carmel, Indiana 46032

         If to the Employer:        Interactive Intelligence, Inc.
                                    3500 DePauw Boulevard
                                    Indianapolis, Indiana 46268
                                    Attn: Donald E. Brown, M.D., CEO

         SECTION 20. GOVERNING LAW. This Agreement is being delivered in and shall be governed by the laws of the State of Indiana. All actions or proceedings shall be tried in the state or federal courts whose venue includes Marion County or Hamilton County, Indiana.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                     /s/ John R. Gibbs
                                     -------------------------------
                                     John R. Gibbs

                                     INTERACTIVE INTELLIGENCE, INC.

                                     By: /s/ Donald E. Brown
                                     -------------------------------
                                        Donald E. Brown, M.D., CEO


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